EX-35.4


(logo) WELLS FARGO

Corporate Trust Services

MAC R1204-010
9062 Old Annapolis Rd
Columbia, MD 21045

Tel: 410 884-2000
Fax: 410 715 2380


Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, NY 10005

RE: Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator and Paying Agent for the Crossgate Mall Mortgage Loan (in such capacity, "Wells Fargo"), hereby certifies as follows as of and for the year ending December 31, 2013 (the "reporting period"):

(a) A review of Wells Fargo's activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.


March 20, 2014

/s/ Brian Smith
Brian Smith
Vice President


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To: Deutsche Mortgage & Asset Receiving Corporation

Schedule A

list of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of August 1, 2012, by and among DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Special Servicer, U.S. BANK NATIONAL ASSOCIATION, as Trustee, and PARK BRIDGE LENDER SERVICES LLC, as Operating Advisor and Wells Fargo Bank, N.A. as Certificate Administrator, Paying Agent and Custodian relating to the Series COMM 2012-CCRE2 Commercial Mortgage Pass-Through Certificates, relating to the Crossgates Mall Loan Combination, a pari passu portion of which is included in the Series COMM 2012-CCRE1 Commercial Mortgage Pass-Through Certificates transaction.


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To: Deutsche Mortgage & Asset Receiving Corporation

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable